Cullen/Frost Bankers, Inc.
                                           Form 10-Q
                                         Exhibit Index


Exhibit                         Description
- -------                         -----------------------------------------------
  11                            Statement re: Computation of Earnings per Share

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Exhibit 11

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

                                  Cullen/Frost Bankers, Inc.
                           Computation of Earnings per Common Share
                           (in thousands, except per share amounts)


                                                                     Three Months Ended
                                                                          March 31
                                                                     ------------------
Primary Earnings per Common Share                                      1996      1995
- ------------------------------------------------------------------   --------  --------
Net income applicable to common stock                                 $13,075   $10,639
                                                                     ========  ========

Weighted average shares outstanding                                    11,210    11,130
Addition from assumed exercise of stock options                           204       146
                                                                     --------  --------
Weighted average number of common shares outstanding                   11,414    11,276
                                                                     ========  ========
Primary earnings per common share:                                    $  1.15   $   .94

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